SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2004

COMMONWEALTH INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-25642	13-3245741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Jefferson Street PNC Plaza – 19th Floor Louisville, Kentucky	40202-2823
(Address of Principal Executive Office)	(Zip Code)

(502) 589-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On June 16, 2004, Commonwealth Industries, Inc., a Delaware corporation (“Commonwealth”), and IMCO Recycling Inc., a Delaware corporation (“IMCO”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which a newly formed indirect wholly owned subsidiary of IMCO will merge with and into Commonwealth (the “Merger”), and, as a result, Commonwealth will become a wholly owned indirect subsidiary of IMCO. A copy of the Merger Agreement is attached hereto as Exhibit 99.1.

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of Commonwealth common stock (other than treasury shares and shares owned by Commonwealth, IMCO and wholly owned subsidiaries of Commonwealth or IMCO) will be cancelled and automatically converted into the right to receive 0.815 shares of IMCO common stock (“IMCO Common Shares”). The Merger is conditioned on, among other things, approval of the Merger Agreement by stockholders of Commonwealth, approval of the issuance of IMCO Common Shares by stockholders of IMCO, refinancing of existing indebtedness, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is attached hereto as Exhibit 99.1.

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Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Exhibit
99.1	Agreement and Plan of Merger, dated as of June 16, 2004, by and among IMCO Recycling Inc., Silver Fox Acquisition Company and Commonwealth Industries, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/S/ LENNA RUTH MACDONALD
Name:	Lenna Ruth Macdonald
Title:	Vice President, General Counsel and Secretary

Dated: June 16, 2004

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EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Agreement and Plan of Merger, dated as of June 16, 2004, by and among IMCO Recycling Inc., Silver Fox Acquisition Company and Commonwealth Industries, Inc.

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